EXHIBIT 1

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of June 30, 1996, by and between Harken Energy Corporation, a Delaware corporation ("HARKEN") and Momentum Operating Co., Inc., a Texas corporation ("MOMENTUM").

                                    RECITALS:

         A. On December 15, 1995, Harken and Momentum entered into a Registration Rights Agreement relating to certain shares of Common Stock to be issued to Momentum (the "First Registration Rights Agreement").

         B. Reference is hereby made to that certain Exchange Agreement dated as of even date herewith (the "EXCHANGE AGREEMENT"), by and among Harken, Momentum and Harken Exploration Company.

         C. In order to induce Momentum to enter into the Exchange Agreement (and recognizing that Momentum would not be willing to enter into the Exchange Agreement in the absence of this Agreement), Harken has agreed to provide Momentum with the registration rights set forth herein, and the parties have agreed that, unless the Exchange Agreement is terminated, the First Registration Rights Agreement shall be terminated and that this Agreement shall supersede the First Registration Rights Agreement in all respects.

                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of the foregoing Recitals and the mutual agreements contained herein, the sufficiency of which is hereby acknowledged and confirmed, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1.        DEFINITIONS AND REFERENCES.

         (a) When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 1 or in the sections, subsections or other subdivisions or other documents referred to below:

         "AGREEMENT" shall mean this Registration Rights Agreement, as hereafter amended or modified in accordance with the terms hereof.

         "COMMISSION" shall mean the Securities and Exchange Commission (or any successor body thereto).

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         "COMMON STOCK" shall mean the shares of common stock, $.01 par value per share, of Harken.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and all rules and regulations under such Act.

         "EXCHANGE AGREEMENT" shall have the meaning assigned to it in Paragraph A of the Recitals hereto.

         "REGISTRABLE SECURITIES" shall mean the shares of Common Stock issued to Momentum pursuant to the Exchange Agreement.

         "REGISTRATION EXPENSES" shall mean all expenses incident to Harken's performance of or compliance with the registration rights granted hereunder, including (without limitation) all registration and filing fees, fees and expenses of compliance with securities and blue sky laws, printing and engraving expenses, messenger, telephone and delivery expenses, and fees and disbursements of counsel for Harken, all independent certified public accountants and underwriters (excluding discounts and commissions); provided, that Registration Expenses shall not include any Selling Expenses and shall not include any expenses incurred by or on behalf of Momentum, including without limitation, expenses or disbursements of any counsel retained by Momentum.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all rules and regulations under such Act.

         "SELLING EXPENSES" shall mean underwriting discounts or commissions and any selling commissions attributable to sales of Registrable Securities.

         (b) All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained herein. The words "this Agreement," "this instrument," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         SECTION 2.        DEMAND REGISTRATION.

         (a) Subject to the terms and provisions hereof, Momentum may by written notice to Harken request that Harken effect up to two registrations under the Securities Act of the Registrable Securities (a "Demand Registration"). Each Demand Registration shall relate to such portion of the Registrable Securities as Momentum shall request. Momentum's right to make a Demand Registration shall be subject to the following:

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                  (i) Harken shall not be required to file a registration
statement covering more than 2,800,000 Registrable Securities;

                  (ii) Momentum's first request for a Demand Registration (the "Initial Demand Registration") shall not be made prior to the earlier of August 15, 1996 or the expiration of 10 days following the public announcement by Harken of the information described on Schedule 1 hereto; and

                  (iii) Except for the Initial Demand Registration, Momentum shall not make any request for a Demand Registration prior to the earlier of November 15, 1996 or the expiration of 90 days following the public announcement by Harken of the information described on Schedule 1 hereto.

         (b) Notwithstanding subsection (a) above or anything else herein to the contrary, Harken shall not be obligated to effect more than two registrations pursuant to this Section 2; provided, however, that any registration requested pursuant to this Section 2 will not be deemed to have been effected (and no Demand Registration shall be deemed to have been made) unless it has become effective and remained effective no less than 270 days; provided, further, that any such registration which does not become effective after Harken has filed a registration statement in accordance with the provisions of this Section 2 solely by reason of Momentum's refusal to proceed, including failure to comply with its obligations under Sections 3, 5 and 8(a) hereof (other than any refusal to proceed based upon the advise of counsel to Momentum that the registration statement, or the prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, or that such registration statement or such prospectus, or the distribution contemplated thereby, otherwise violates or would, if such distribution using such prospectus took place, violate any applicable state or federal securities law) shall be deemed to have been effected by Harken at the request of Momentum.

         (c) Harken shall be entitled to postpone, for a period not to exceed 90 days, the filing of any registration statement pursuant to this Section 2, except for the Initial Demand Registration, if the board of directors of Harken determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing, acquisition, or other material business plans of Harken or would require disclosure of non-public information, the premature disclosure of which could materially adversely affect Harken; provided, however, that Harken shall not be required to disclose to Momentum any such transaction, plan or non-public information. If Harken postpones the filing of any registration statement, it shall promptly notify Momentum in writing when the events or circumstances permitting such postponement have ended and at such time shall proceed with the filing of such registration statement.

         (d) Upon receipt of a Demand Registration, Harken shall use its reasonable best efforts to prepare and file a registration statement with the Securities and Exchange Commission as soon

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as reasonably practicable but in any event within 10 days of receipt of the
Initial Demand Registration and within 30 days of receipt of any Demand Registration other than the Initial Demand Registration.

         SECTION 3. REGISTRATION PROCEDURES. In connection with any registration statement filed pursuant to Section 2, Harken will use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Harken will as expeditiously as possible:

         (a) prepare and file with the Commission a registration statement on the appropriate form with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, Harken will furnish copies of all such documents proposed to be filed to Momentum);

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 270 days or such shorter period which will terminate when Registrable Securities covered by such registration statement have been sold (but not before the expiration of the applicable prospectus delivery period) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Momentum set forth in such registration statement;

         (c) furnish to Momentum such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including, without limitation, each preliminary prospectus) and such other documents as Momentum may reasonably request in order to facilitate the disposition of the Registrable Securities;

         (d) use its reasonable best efforts to register or qualify such Registrable Securities for sale under such other securities or blue sky laws of such jurisdictions within the United States as Momentum may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable Momentum to consummate the disposition in such jurisdictions of the Registrable Securities (provided that Harken will not be required to qualify generally to do business or subject itself to any general service of process in any jurisdiction where it is otherwise not then so subject);

         (e) notify Momentum, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which requires the making of any change in the prospectus included in such registration statement so that such document will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of

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Momentum, Harken will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or exchanges, automated quotation system or over-the-counter market upon which securities of Harken of the same class are then listed;

         (g) enter into such customary agreements (including, without limitation, underwriting agreements in customary form, substance, and scope) and take all such other actions as Momentum or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities;

         (h) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders an earnings statement no later than 90 days after the end of the 12 month period beginning with the first day of Harken's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (i) advise Momentum after Harken shall receive notice of the issuance of any stop order by the Commission suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, or the initiation or threatening of any proceeding for any such purposes and, Harken will use its reasonable best efforts promptly to prevent the issuance of any stop order or obtain the withdrawal of any such order if issued; and

         (j) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable Momentum to consummate the disposition of the Registrable Securities.

         Momentum agrees that, upon receipt of any notice from Harken of the happening of any event of the kind described in Section 3(e) hereof, Momentum will forthwith discontinue disposition of any Registrable Securities until Momentum's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof, or until it is advised in writing by Harken that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus.

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         Momentum shall furnish to Harken such information regarding Momentum, the Registrable Securities held by Momentum and the intended method of disposition thereof as Harken shall reasonably request and as shall be required in connection with the preparation of the applicable registration statement and other actions to be taken by Harken under this Agreement.

         SECTION 4. EXPENSES. Harken shall pay all Registration Expenses in connection with each registration effected pursuant to Section 2 and, in any event, shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal and accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Harken are then listed. All Selling Expenses and all expenses incurred by or on behalf of Momentum, including without limitation, expenses of counsel to Momentum, incurred in connection with a registration effected pursuant to the terms hereof shall be borne by Momentum.

         SECTION 5.        INDEMNIFICATION.

         (a) Harken shall indemnify and hold harmless, with respect to any registration statement filed by it, to the full extent permitted by law, Momentum, and each other person, if any, who controls Momentum within the meaning of Section 15 of the Securities Act and each of their respective officers, directors, agents and employees (collectively, "MOMENTUM INDEMNIFIED PARTIES") against all losses, claims, damages, fines, liabilities and expenses, joint or several to which any such Momentum Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, fines, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which such Registrable Securities were included as contemplated hereby or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Harken shall have filed with the Commission any amendment thereof or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by Harken of any federal, state or common law rule or regulation applicable to Harken and relating to action of or inaction by Harken in connection with any such registration; and in each such case, Harken shall reimburse each such Momentum Indemnified Party for any reasonable legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, fine, liability, expense, action or proceeding; provided, however, that Harken shall not be liable to any such Momentum Indemnified Party in any such case to the extent that any such loss, claim, damage, fine, liability or expense (or action or proceeding, whether commenced or threatened, in respect thereof) arises out of or is based upon any untrue statement

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or alleged untrue statement or omission or alleged omission made in such registration statement or amendment thereof or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to Harken by or on behalf of any such Momentum Indemnified Party for use in the preparation thereof. Such indemnity and reimbursement of expenses and other obligations shall remain in full force and effect regardless of any investigation made by or on behalf of the Momentum Indemnified Parties and shall survive the transfer of any Registrable Securities by such Momentum Indemnified Parties.

         (b) Momentum shall indemnify and hold harmless, to the fullest extent permitted by law, Harken, its directors, officers, employees and agents, and each person who controls Harken (within the meaning of Section 15 of the Securities Act) (collectively, "HARKEN INDEMNIFIED PARTIES") against all losses, claims, damages, fines, liabilities and expenses to which any Harken Indemnified Party may become subject under the Securities Act, the Exchange Act, at common law or otherwise, insofar as such losses, claims, damages, fines, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement in which Registrable Securities were included or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, together with the documents incorporated by reference therein (as amended or supplemented if Harken shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent in the cases described in clauses (i) and (ii), that such untrue statement or omission was furnished in writing by Momentum for use in the preparation thereof, or (iii) any violation by Momentum of any federal, state or common law rule or regulation applicable to Momentum and relating to action of or inaction by such holder in connection with any such registration. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Harken Indemnified Parties (except as provided above) and shall survive the transfer of any Registrable Securities by Momentum.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of written notice of the commencement of any action, suit, proceeding, investigation or written threat thereof with respect to which a claim for indemnification may be made pursuant to this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the threat or commencement thereof; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such claim or action referred to under subsection (a) or (b) is brought against any indemnified party and it then notifies the indemnifying party of the threat or commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly

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notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such claim or action, the indemnifying party shall not be liable to such indemnified party under this Section 5 for any legal expenses of counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party has failed to assume the defense of such claim or action or to employ counsel reasonably satisfactory to such indemnified party or (ii) in the reasonable judgment of the indemnified party, based upon written advice of such indemnified party's counsel, representation of both parties by the same counsel would be inappropriate due to an actual or potential conflict of interests. Under no circumstances will the indemnifying party be obligated to pay the fees and expenses of more than one law firm for all indemnified parties. The indemnifying party shall not be required to indemnify the indemnified party with respect to any amounts paid in settlement of any action, proceeding or investigation entered into without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall consent to the entry of any judgment or enter into any settlement without the consent of the indemnified party unless (i) such judgment or settlement does not impose any obligation or liability upon the indemnified party other than the execution, delivery or approval thereof, and (ii) such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a full release and discharge (in form and substance reasonably satisfactory to such indemnified party) from all liability in respect of such claim for all persons that may be entitled to or obligated to provide indemnification or contribution under this
Section 5.

         (d) Indemnification similar to that specified in the preceding subsections of this Section 5 (with appropriate modifications) shall be given by Harken and Momentum with respect to any required registration or qualification of securities under any state securities or blue sky laws.

         (e) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, fines, liabilities or expenses (or actions or proceedings in respect thereof) referred to in subsection (a) or (b) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements, omissions, actions or inactions which resulted in such losses, claims, damages, fines, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party, any action or inaction by any such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission, action or inaction. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, fines, liabilities or expenses (or actions or proceedings in respect thereof) pursuant to this subsection (e) shall be deemed to include, without limitation, any reasonable legal

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or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim (which shall be limited as provided in subsection (c) if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this subsection (e) of written notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing with respect to which a claim for contribution may be made against an indemnifying party under this subsection (e), such indemnified party shall, if a claim for contribution in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party in writing of the commencement thereof (if the notice specified in subsection (c) has not been given with respect to such action); provided, however, that the failure to so notify the indemnifying party shall not relieve it from any obligation to provide contribution which it may have to any indemnified party under this subsection (e) except to the extent that the indemnifying party is actually prejudiced by the failure to give notice.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the immediately preceding paragraph.

         If indemnification is available under this Section 5, the indemnifying parties shall indemnify each indemnified party to the fullest extent provided in subsections (a) and (b), without regard to the relative fault of said indemnifying party or any other equitable consideration provided for in this paragraph. The provisions of this paragraph shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party, and shall survive the transfer of any Registrable Securities by any such party.

         (f) In connection with any underwritten offering contemplated by this Agreement which includes Registrable Securities, Harken and Momentum shall agree to customary provisions for indemnification and contribution (consistent with the other provisions of this Section 5) in respect of losses, claims, damages, fines, liabilities and expenses of the underwriters of such offering.

         SECTION 6.        SELECTION OF UNDERWRITERS.

         (a) If any registration effected pursuant to Section 2 is an underwritten offering, or a reasonable best efforts underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be selected by Harken; provided, however, that any such investment banker or manager shall be reasonably satisfactory to Momentum.

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         SECTION 7. RULE 144. Harken covenants to Momentum that, Harken shall
(a) timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including, but not limited to, the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act), and (b) take such further action as Momentum may reasonably request, all to the extent required from time to time to enable Momentum to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of Momentum, Harken shall deliver to Momentum a written statement as to whether it has complied with such requirements.

         SECTION 8.        MISCELLANEOUS.

         (a)      Momentum agrees as follows:

                  (i) If any Registrable Securities are being registered in any registration pursuant to this Agreement, Momentum will comply with all anti-stabilization, manipulation and similar provisions of Section 10 of the Exchange Act, as amended, and any rules promulgated thereunder by the Commission and, at the request of Harken, will execute and deliver to Harken and to any underwriter participating in such offering, an appropriate agreement to such effect.

                  (ii) At the end of any period during which Harken is obligated to keep a registration statement current and effective as described herein, Momentum shall discontinue sales thereof pursuant to such registration statement.

         (b) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Texas.

         (c) Momentum shall not assign its rights or obligations under this Agreement, nor delegate any of or all of its obligations under this Agreement, to any person or entity (including without limitation any transferee of any Registrable Securities); and, except as required under the laws of descent and distribution, no transferee of any Registrable Securities shall have any rights granted under this Agreement as a result of the transfer of any Registrable Securities to such transferee; provided, however, that Momentum may assign its rights to any affiliated entity to which it transfers all or a part of the Registrable Securities. This Agreement shall be binding upon and shall inure to the benefit of the Company and Momentum and to their respective heirs, legal representatives, and with respect to Harken, its assignees.

         (d) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

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         (e) Except as may be provided in the Exchange Agreement, (i) this
Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter herein contained, (ii) there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by Harken to Momentum, and (iii) this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         (f) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) upon receipt, when delivered personally or sent by reputable express courier service (charges prepaid), (ii) two business days after mailing if mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or (iii) upon receipt if sent by telefax, in each case to the parties at the following address (or to such other address or to the attention of such other person as the recipient party has specified by prior like notice to the sending party):

         If to Harken:

                                     Harken Energy Corporation
                                     5605 N. MacArthur, Suite 400
                                     Irving, Texas  75038
                                     Telecopier No.: (214)753-6955
                                     Attention: Mikel D. Faulkner, Chairman

                                    with a copy to:
                                    Larry E. Cummings, General Counsel

         If to Momentum:

                                    Momentum Operating Co., Inc.
                                    232 South Main
                                    P.O. Box 578
                                    Albany, Texas 76340
                                    Telecopier No.: (915) 762-3332
                                    Attention: Michael J. Parsons, President

         (g) If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.


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         (h) This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

         (i) The First Registration Rights Agreement shall, unless the Exchange Agreement shall be terminated in accordance with Section 1 thereof, be terminated and of no further force or effect and this Agreement shall supersede the First Registration Rights Agreement in all respects.

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         IN WITNESS WHEREOF, the parties have executed this Agreement this
11th day of July, 1996.


                                                    HARKEN ENERGY CORPORATION

                                                /s/ GREGORY S. PORTER
                                                    Gregory S. Porter
                                                    Vice President - Legal



                                                    MOMENTUM OPERATING CO., INC.


                                                    By: /s/ MICHAEL J. PARSONS
                                                    Name:   Michael J. Parsons
                                                    Title:  President

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